Exhibit 21.1
SUBSIDIARIES OF WILLIS GROUP HOLDINGS PLC

Company	Country of
Name	Registration
AF Willis Bahrain E.C.	Bahrain
AF Willis Bahrain W.L.L.	Bahrain
Arbuthnot Insurance Services Limited	England & Wales
Asesor Auto 911, C.A.	Venezuela
Asifina S.A.	Argentina
Asmarin Verwaltungs AG	Switzerland
Bloodstock & General Insurance Services Limited	England & Wales
Barnfield Swift & Keating LLP	England & Wales
Bolgey Holding S.A.	Spain
C Wuppesahl Finanzversicherungsmakler GmbH	Germany
Broking Italia S.r.l.	Italy
Brokerskie Centrum Ubezpieczeniowe AMA SP. Z O.O	Poland
C.A. Prima Corretaje de Seguros	Venezuela
C.H. Jeffries (Holdings) Limited	England & Wales
C.H. Jeffries (Insurance Brokers) Limited	England & Wales
C.H. Jeffries (Risk Management) Limited	England & Wales
C.R. King & Partners Limited	England & Wales
Cargotrust Insurance Brokers Limited	Greece
Carter, Wilkes & Fane (Holding) Limited	England & Wales
Carter,Wilkes & Fane Limited	England & Wales
Claim Management Administrator, S.L.	Spain
Claims and Recovery Services Limited	England & Wales
Consorzio Padova 55	Italy
Coyle Hamilton Insurance Brokers Limited	England & Wales
Coyle Hamilton (N.I.) Limited	North Ireland
Coyle Hamilton Holdings (UK) Limited	England & Wales
CXG Willis Correduria de Seguros S.A.	Spain
Devonport Underwriting Agency Limited	England & Wales
Durant, Wood Limited	England & Wales
Faber & Dumas Limited	England & Wales
Freberg Environmental, Inc	U.S.A.
Friars Street Insurance Limited	Guernsey
Friars Street Trustees Limited	England & Wales
Glencairn Group Limited	England & Wales
Glencairn Insurance Brokers LLC	Russia
Glencairn Limited	England & Wales
Glencairn LLC	Russia
Glencairn MacDermott (Pty) Limited	Australia
Glencairn UK Holdings Limited	England & Wales
Goodhale Limited	England & Wales
Gras Savoye Willis Net Trust Insurance Agency Services SA	Greece
Greyfriars Insurance Company Limited	England & Wales
Hamilton & Hamilton 1972 Limited	Eire
Harrap Brothers Life & Pensions Limited	England & Wales
Herzfeld Willis S.A.	Argentina
Hilb Rogal & Hobbs UK Holdings Limited	England & Wales
HRH (London) Limited	England & Wales
HRH Reinsurance Brokers Limited	England & Wales

Company	Country of
Name	Registration
Hughes-Gibb & Company Limited	England & Wales
Hunt Insurance Group, LLC	U.S.A.
InsuranceNoodle Inc.	U.S.A.
International Claims Bureau Limited	England & Wales
InterRisk Risiko-Management-Beratung GmbH	Germany
Invest for School Fees Limited	England & Wales
Johnson Puddifoot & Last Limited	England & Wales
Johnson & Higgins Willis Faber Holdings, Inc.	U.S.A.
JWA Marine GmbH	Germany
K Evans & Associates Limited	England & Wales
Lees Preston Fairy (Holdings) Limited	England & Wales
Loss Management Group Ireland Limited	Eire
MacLean, Oddy & Associates, Inc.	U.S.A.
Martin Boag & Co Limited	England & Wales
Matthews Wrightson & Co Limited	England & Wales
McGuire Insurances Limited	Northern Ireland
Mercantile U.K. Limited	England & Wales
Meridian Insurance Company Limited	Bermuda
Motheo Reinsurance Consultants (Pty) Limited	South Africa
NIB (Holdings Limited)	England & Wales
NIB (UK) Limited	England & Wales
Oakley Holdings Limited	England & Wales
Opus Compliance Services Limited	England & Wales
Opus Health and Safety Limited	England & Wales
Opus Holdings Limited	England & Wales
Opus Insurance Services Limited	England & Wales
Opus London Market Limited	England & Wales
Opus Pension Trustees Limited	England & Wales
Philadelphia Benefits LLC	U.S.A.
Pioneer Trustee Company of Ireland Limited	Eire
Plan Administrativo Rontarca Salud, C.A.	Venezuela
Premium Funding Associates, Inc.	U.S.A.
PT Willis Indonesia	Indonesia
Queenswood Properties Inc	U.S.A.
RCCM Limited	England & Wales
Richard Oliver International Limited	England & Wales
Richard Oliver International Pty Limited	Hong Kong
Richard Oliver Underwriting Managers Pty Limited	Australia
Richardson Hosken Holdings Limited	England & Wales
Richardson Hosken Limited	England & Wales
Risco S.A.	Argentina
Rontarca Prima, Willis, C.A.	Venezuela
Rontarca-Prima Consultores C.A.	Venezuela
Ropepath Limited	England & Wales
Run-Off 1997 Limited	England & Wales
Sailgold Limited	England & Wales
Scheuer Verzekeringen B.V.	Netherlands
Securitas S.r.l.	Italy
Sertec Servicos Tecnicos de Inspecao, Levantamentos e Avaliacoes Ltda	Brazil
Smith, Bell & Thompson, Inc.	U.S.A.
Sovereign Insurance (UK) Limited	England & Wales
Sovereign Marine & General Insurance Company Limited	England & Wales
Special Contingency Risks Limited	England & Wales
Stephenson’s Campus (Berwick) Limited	England & Wales
Stewart Wrightson (Overseas Holdings) Limited	England & Wales
Stewart Wrightson (Regional Offices) Limited	England & Wales

Company	Country of
Name	Registration
Stewart Wrightson Group Limited	England & Wales
Stewart Wrightson International Group Limited	England & Wales
TA I Limited	England & Wales
TA II Limited*	England & Wales
TA III Limited*	England & Wales
TA IV Limited*	England & Wales
Thirdreel Limited	England & Wales
Trinity Acquisition plc	England & Wales
Trinity Processing Services (Australia) Pty Ltd	Australia
Trinity Processing Services Limited	England & Wales
Trinity Square Insurance Limited	Gibraltar
VEAGIS Limited	England & Wales
Venture Reinsurance Company Limited	Barbados
WCYC (London) Limited	England & Wales
W.I.R.E. Limited	England & Wales
W.I.R.E. Risk Information Limited	England & Wales
Westport Financial Services, L.L.C.	U.S.A.
Westport HRH, LLC	U.S.A.
WFB Corretora de Seguros Ltda	Brazil
WFD Servicios S.A. de C.V.	Mexico
Wickstrom Limited	Eire
Willis Capital Markets & Advisory Limited	England & Wales
Willis of Florida, Inc.	U.S.A.
Willis (Bermuda) 2 Limited	Bermuda
Willis (Bermuda) Limited	Bermuda
Willis (Singapore) Pte Limited	Singapore
Willis (Taiwan) Limited	Taiwan
Willis A/S	Denmark
Willis AB	Sweden
Willis Administration (Isle of Man) Limited	Isle of Man
Willis Administrative Services Corporation	U.S.A.
Willis Affinity Corretores de Seguros Limitada	Brazil
Willis AG	Switzerland
Willis Agente de Seguros y Fianzas, S.A. de C.V.	Mexico
Willis Americas Administration, Inc.	U.S.A.
Willis AS	Norway
Willis Asia Pacific Limited	England & Wales
Willis Assekuranz GmbH	Germany
Willis Australia Group Services Pty Limited	Australia
Willis Australia Holdings Limited	Australia
Willis Australia Limited	Australia
Willis B.V.	Netherlands
Willis Benefits of Pennsylvania, Inc.	U.S.A.
Willis Canada Inc.	Canada
Willis China Limited	England & Wales
Willis CIS Insurance Broker LLC	Russia
Willis Colombia Corredores de Seguros S.A.	Colombia
Willis Consulting KK	Japan
Willis Consulting Limited	England & Wales
Willis Consulting SL	Spain
Willis Consulting Services Private Limited	India
Willis Consultoria em Resseguros Limitada	Brazil
Willis Corporate Director Services Limited	England & Wales
Willis Corporate Secretarial Services Limited	England & Wales
Willis Corredores de Reaseguro Limitada	Chile
Willis Corredores de Reaseguros S.A.	Colombia

Company	Country of
Name	Registration
Willis Corredores de Reaseguros SA	Peru
Willis Corredores de Seguros SA	Peru
Willis Corretaje de Reaseguros S.A.	Venezuela
Willis Corretores de Seguros Limitada	Brazil
Willis Corretores de Seguros SA	Portugal
Willis Corroon (FR) Limited	England & Wales
Willis Corroon (Jersey) Limited	Jersey
Willis Corroon Aerospace of Canada Limited	Canada
Willis Corroon Cargo Limited	England & Wales
Willis Corroon Construction Risks Limited	England & Wales
Willis Corroon Financial Planning Limited	England & Wales
Willis Corroon Licensing Limited	England & Wales
Willis Corroon Management (Luxembourg) S.A.	Luxembourg
Willis Corroon Nominees Limited	England & Wales
Willis Corroon North Limited	England & Wales
Willis Employee Benefits AB	Sweden
Willis Employee Benefits Limited	England & Wales
Willis Employee Benefits Pty Limited	Australia
Willis ESOP Management Limited	Jersey
Willis Europe B.V. **	England & Wales
Willis Faber (Underwriting Management) Limited	England & Wales
Willis Faber AG	Switzerland
Willis Faber Anclamar S.A.	Spain
Willis Faber Chile Limitada	Chile
Willis Faber Limited	England & Wales
Willis Faber UK Group Limited	England & Wales
Willis Faber Underwriting Agencies Limited	England & Wales
Willis Faber Underwriting Services Limited	England & Wales
Willis Faber & Dumas Limited	England & Wales
Willis Finance Limited	England & Wales
Willis Financial Limited	England & Wales
Willis Finansradgivning	Denmark
Willis Finanzkonzepte GmbH	Germany
Willis First Response Limited	England & Wales
Willis Forsikringspartner AS	Norway
Willis Forsikringsservice I/S	Denmark
Willis Global Markets B.V.	Netherlands
Willis GmbH	Austria
Willis GmbH & Co., K.G.	Germany
Willis Gras Savoye Re S.A.	France
Willis Group Holdings Limited	Bermuda
Willis Group Limited	England & Wales
Willis Group Medical Trust Limited	England & Wales
Willis Group Services Limited	England & Wales
Willis Harris Marrian Limited	N. Ireland
Willis Holding AB	Sweden
Willis Holding Company of Canada Inc	Canada
Willis Holding GmbH	Germany
Willis Hong Kong Limited	Hong Kong
Willis HRH Inc.	U.S.A.
Willis I/S	Denmark
Willis Iberia Correduria de Seguros y Reaseguros SA	Spain
Willis IIB Merger Company	U.S.A.
Willis Insurance Brokerage of Utah, Inc.	U.S.A.
Willis Insurance Brokers Co. Ltd.	China, PRC
Willis Insurance Brokers LLC	Ukraine

Company	Country of
Name	Registration
Willis Insurance Services of California, Inc.	U.S.A.
Willis Insurance Services of Georgia, Inc.	U.S.A.
Willis Insurance Services S.A.	Chile
Willis International Limited	England & Wales
Willis Investment Holding (Bermuda) Limited	Bermuda
Willis Investment UK Holdings Limited	England & Wales
Willis Italia S.p.A	Italy
Willis Japan Holdings KK	Japan
Willis Japan Insurance Broker KK	Japan
Willis Japan Limited	England & Wales
Willis Japan Services KK	Japan
Willis Kft	Hungary
Willis Korea Limited	Korea
Willis Limited	England & Wales
Willis Management (Barbados) Ltd.	Barbados
Willis Management (Bermuda) Limited	Bermuda
Willis Management (Cayman) Limited	Cayman Islands
Willis Management (Dublin) Limited	Eire
Willis Management (Gibraltar) Limited	Gibraltar
Willis Management (Guernsey) Limited	Guernsey
Willis Management (Isle of Man) Limited	Isle of Man
Willis Management (Laubuan) Limited	Malaysia
Willis Management (Malta) Limited	Malta
Willis Management (Singapore) Pte Limited	Singapore
Willis Management (Stockholm) AB	Sweden
Willis Management (Vermont) Limited	U.S.A.
Willis Mexico Intermediario de Reaseguro S.A. de C.V.	Mexico
Willis Nederland B.V.	Netherlands
Willis Netherlands Holdings BV	Netherlands
Willis New Zealand Limited	New Zealand
Willis North America, Inc	U.S.A.
Willis North American Holding Company	U.S.A.
Willis of Alabama, Inc.	U.S.A.
Willis of Alaska, Inc.	U.S.A.
Willis of Arizona, Inc.	U.S.A.
Willis of Colorado, Inc.	U.S.A.
Willis of Connecticut, LLC	U.S.A.
Willis of Delaware, Inc.	U.S.A.
Willis of Illinois, Inc.	U.S.A.
Willis of Louisiana, Inc.	U.S.A.
Willis of Maryland, Inc.	U.S.A.
Willis of Massachusetts, Inc.	U.S.A.
Willis of Michigan, Inc.	U.S.A.
Willis of Minnesota, Inc.	U.S.A.
Willis of Mississippi, Inc.	U.S.A.
Willis of Missouri, Inc.	U.S.A.
Willis of Nevada, Inc.	U.S.A.
Willis of New Hampshire, Inc.	U.S.A.
Willis of New Jersey, Inc	U.S.A.
Willis of New York, Inc.	U.S.A.
Willis of North Carolina, Inc.	U.S.A.
Willis of Ohio, Inc.	U.S.A.
Willis of Oklahoma, Inc.	U.S.A.
Willis of Oregon, Inc.	U.S.A.
Willis of Pennsylvania, Inc.	U.S.A.
Willis of Seattle, Inc.	U.S.A.

Company	Country of
Name	Registration
Willis of Tennessee, Inc.	U.S.A.
Willis of Texas, Inc.	U.S.A.
Willis of Virginia, Inc.	U.S.A.
Willis of Wisconsin, Inc.	U.S.A.
Willis of Wyoming, Inc.	U.S.A.
Willis Overseas Brokers Limited	England & Wales
Willis Overseas Investments Limited	England & Wales
Willis Overseas Limited	England & Wales
Willis OY AB	Finland
Willis Pension Trustees Limited	England & Wales
Willis Personal Lines, LLC	U.S.A.
Willis Polska S.A.	Poland
Willis Processing Services (India) Private Limited	India
Willis Processing Services, Inc.	U.S.A.
Willis Programs of Connecticut, Inc.	U.S.A.
Willis Re (Mauritius) Limited	Mauritius
Willis Re (Pty) Limited	South Africa
Willis Re Bermuda Limited	Bermuda
Willis Re Beteiligungsgesellschaft mbH	Germany
Willis Re GmbH & Co., K.G.	Germany
Willis Re Inc	U.S.A.
Willis Re Labuan Limited	Malaysia
Willis Re Nordic Reinsurance Broking (Denmark) AS	Denmark
Willis Re Nordic Reinsurance Broking (Norway) AS	Norway
Willis Re Southern Europe S.p.A	Italy
Willis Reinsurance Australia Limited	Australia
Willis Risk Management (Ireland) Limited	Eire
Willis Risk Management (Malaysia) Sdn. Bhd.	Malaysia
Willis Risk Management Limited	England & Wales
Willis Risk Services (Ireland) Limited	Eire
Willis Risk Services Holdings (Ireland) Limited	Eire
Willis S & C c Correduria de Seguros y Reaseguros SA	Spain
Willis SA	Argentina
Willis Safety Solutions Limited	England & Wales
Willis Scotland Limited	Scotland
Willis Securities, Inc.	U.S.A.
Willis Services (Malta) Limited	Malta
Willis Services LLC	U.S.A.
Willis South Africa (Pty) Limited	South Africa
Willis sro	Czech Republic
Willis Structured Financial Solutions Limited	England & Wales
Willis Transportation Risks Limited	England & Wales
Willis Trustsure Limited	Eire
Willis UK Investments	England & Wales
Willis UK Limited	England & Wales
Willis US Holding Company Inc	U.S.A.
York Vale Corretora e Administradora de Seguros Limitada	Brazil

*	The Companies were placed into Members’ Voluntary liquidation (solvent liquidation) by written resolution of their member on 31 December 2010 (the “liquidations”).
Subsequently, the liquidator of the Companies convened final meetings of the Companies for 20 October 2011 and no quorum was present at the meetings. Accordingly, no resolutions resolving against the release of the liquidators were passed and, following the meetings, the liquidator filed The Return of a Final Meeting in a members voluntary winding up in respect of the Companies at Companies House in order to close the liquidations.
Accordingly the Companies are no longer in Members’ Voluntary Liquidation and will be dissolved on our around 3 months from 26 October 2011, being the date on which the Registrar of Companies received the Return of a Final Meeting at Companies House.

**	The company is incorporated in Holland and domiciled in the UK for tax purposes